UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 11, 2006

                    INTEGRA LIFESCIENCES HOLDINGS CORPORATION
             (Exact name of Registrant as specified in its charter)



        Delaware                        0-26224                  51-0317849
(State or other jurisdiction of  (Commission File Number)     (I.R.S. Employer
incorporation or organization)                               Identification No.)


                              311 Enterprise Drive
                              Plainsboro, NJ 08536
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (609) 275-0500

                                 Not Applicable
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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ITEM 2.01.  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On May 12, 2006, Integra LifeSciences Corporation (the "Buyer"), a wholly owned subsidiary of Integra LifeSciences Holdings Corporation (the "Company"), completed the acquisition of the outstanding stock of Miltex Holdings, Inc. ("Miltex").

The total purchase price was $101 million, adjusted for changes in working capital and certain tax benefits.

The Buyer acquired Miltex's facilities in York, Pennsylvania, which employs approximately 165 employees and in Reitheim-Weilheim, Germany, which employs approximately 13 employees. Excluded from the purchase was Miltex's closed facility in Missoula, Montana, the ownership of which was transferred prior to closing.

Certain officers of Miltex entered into employment agreements at the closing.

A copy of the press release issued by the Company announcing the closing of the transaction is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item. The seventh through eleventh paragraphs of Exhibit 99.1 shall not be deemed "filed" for the purposes of
Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that Section. The information in the seventh through eleventh paragraphs of Exhibit 99.1 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.


ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATIONS OR AN OBLIGATION UNDER AND OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On May 11, 2006, the Company borrowed $64 million under its senior secured revolving credit facility to partially fund the acquisition of Miltex. On May 16, 2006, the Company borrowed an additional $10 million. As a result of these borrowing and a previous borrowing, the Company has $86 million drawn under its credit facility as of the date of this filing.

The outstanding borrowings have one-month interest periods. The weighted average interest rate of the outstanding borrowings is 6.32%.

The credit facility requires the Company to maintain various financial covenants, including leverage ratios, a minimum fixed charge coverage ratio and a minimum liquidity ratio. The credit facility also contains customary affirmative and negative covenants, including those that limit the Company's and its subsidiaries' ability to incur additional debt, incur liens, make investments, enter into mergers and acquisitions, liquidate or dissolve, sell or dispose of assets, repurchase stock and pay dividends, engage in transactions with affiliates, engage in certain lines of business and enter into sale and leaseback transactions.


ITEM 7.01.   REGULATION FD DISCLOSURE.

The seventh through eleventh paragraphs of Exhibit 99.1 to this Current Report on Form 8-K are incorporated by reference into this Item.

The information contained in Item 7.01 of this Current Report on Form 8-K is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that Section. The information contained in Item 7.01 of this Current Report on Form 8-K shall not

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be incorporated by reference into any registration statement or other document pursuant to the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.


ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)      Financial Statements of Business Acquired

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K must be filed.

(b)      Pro Forma Financial Information

The pro forma financial statements required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K must be filed.

(c) Exhibits.

Exhibit Number   Description of Exhibit
--------------   ---------------------------

99.1             Press release issued May 12, 2006



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                    INTEGRA LIFESCIENCES HOLDINGS CORPORATION

           Date: May 17, 2006          By: /s/ Stuart M. Essig
                                           -----------------------------
                                           Stuart M. Essig
                                           President and Chief Executive Officer






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                                 Exhibit Index


Exhibit Number   Description of Exhibit
--------------   ---------------------------

99.1             Press release issued May 12, 2006